                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


                                                                STATE
                                                                  OF
             COMPANY                                        INCORPORATION
             -------                                        -------------
PMC Commercial Limited Partnership                            Delaware
PMC Commercial Corp.                                          Delaware


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